Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of U.S. Energy Systems, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Asher E. Fogel
	Asher E. Fogel	Dated: November 20, 2006
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Richard J. Augustine
	Richard J. Augustine	Dated: November 20, 2006
Chief Accounting Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to U.S. Energy Systems, Inc. and will be retained by U.S. Energy Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.